UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

One Riverway, Suite 1700 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock	SES	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2020, Synthesis Energy Systems, Inc. (the “Company”) entered into an extension of its online office lease agreement with Regus Management Group, LLC for a lease of office space located at 777 S. Post Oak Lane, One Riverway, Suite 1700, Houston, Texas 77056. The extension expires on June 30, 2020.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the lease and the exhibits thereto, which are attached as Exhibit 10.1 hereto and incorporated by reference herein in their entirety.

Item 9.01	Financial Statements and Exhibits.

10.1	Extension of Online Office Agreement dated February 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: February 12, 2020	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

10.1	Online Office Agreement dated February 6, 2020.